Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, NY 10105

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Bluerock Residential Growth REIT, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 which is incorporated by reference in the Prospectus.

/s/ BDO USA, LLP

Troy, Michigan

April 20, 2021